UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2008
Date of Report (Date of earliest event reported)

Reed’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32501	95-4348325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

13000 South Spring Street, Los Angeles, California 90061
(Address of principal executive offices)
(Zip Code)

(310) 217-9400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

 o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Reed’s, Inc.

This Current Report on Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management, as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into Material Definitive Agreement

Reed’s Inc. (the “Company”) entered into a two-year $2,000,000 secured revolving line of credit agreement (the “Agreement”) dated May 30, 2008 (“Agreement Date”) with First Capital Western Region LLC (“Lender”). The facility will be primarily used to provide working capital, fund the Company’s expansion within mainstream grocery store accounts and facilitate the Company’s general growth plans.

The following description is a summary of the material terms and conditions of the Agreement. The summary is not intended to be complete and it is qualified in its entirety by reference to the Agreement included as Exhibit 10.1 to this report and incorporated herein by reference. Capitalized terms not defined herein have the meaning ascribed to them in the Agreement.

Loans under the Agreement are secured by all of the Company’s right, title and interest in and to all of Company’s property, whether real or personal, tangible or intangible, now owned or existing or hereafter acquired or arising (the “Collateral”).

Loans under the Agreement shall bear interest or, at Lender’s option, Lender may charge the Company’s loan account with, interest on the average daily net principal amount of loans outstanding equal to 5.75%, plus the greater of (i) 2.0%, per annum and (ii) the LIBOR Rate. The “LIBOR Rate” is, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “30 day LIBOR Rate”.

On each anniversary of the Agreement Date, as an annual fee for providing of financial accommodations pursuant to the terms of the Agreement, the Company shall pay to Lender a fee in the amount one-half percent (0.50%) of the then prevailing Maximum Credit Limit.

As of the Closing Date, Eligible Inventory was not included in the Borrowing Base. Following the Closing Date Lender may opt to include Eligible Inventory in the Borrowing Base. If Lender makes such an election, then effective upon the issuance by Lender of a written notice to the Company of such election (an “Election Notice”) and if the conditions subsequent to the Agreement have been satisfied, the amount shall be determined by Lender, which amount may be calculated based on a formula.

Lender shall be entitled to charge a monthly minimum interest charge for each calendar month during the term of the Agreement that the average outstanding principal balance of the advances during such month is less than $1,000,000 (the “Minimum Average Monthly Loan Balance”) subject to certain conditions.

On the first day of each month during the term of the Agreement following the issuance of an Election Notice pursuant to this Agreement, an unused line fee in an amount equal to 0.50%, per annum, times the result of (i) the Maximum Credit Limit, less (ii) the average daily net principal amount of loans outstanding hereunder during the immediately preceding month will be payable by the Company.

In the event that the Company terminates the Agreement for any reason after the date that is six months following the Agreement Date and termination is effective other than on a day which is the last day of the then current term of this Agreement, the Company will pay to Lender on or prior to the effective date of such termination an early termination fee equal to: (i) if the date of termination is prior to the first anniversary of the Agreement Date, three percent (3%) of the Maximum Credit Limit, and (ii) if the date of termination is after the first anniversary of the Agreement Date, two percent (2%) of the Maximum Credit Limit, provided, however, that if (i) within 60 calendar days following the Agreement Date Lender has not issued an Election Notice and committed to provide an sublimit for advances against Eligible Inventory of not less than $300,000, or (ii) if Lender notifies Borrower in writing that Lender will not include Eligible Inventory in the Borrowing Base, then in either case so long as no Default has occurred and is continuing at the time Borrower terminates this Agreement, Borrower shall be obligated to pay Lender an early termination fee in connection with such termination equal to one-half percent (0.50%) of the Maximum Credit Limit.

The Agreement contains customary events of Default, including but not limited to, non-payment by the Company when due of any amount payable under the Agreement (ii) non-payment by the Company when due of the premium on any insurance policy required to be maintained under the Agreement; (iii) inaccuracy of representations, warranties and covenants made by the Company in the Agreement; (iv) default by the Company under any other agreement for borrowed money; or (v) suspension of the operation of the Company’s present business. In the event of Default, Lender may, among other remedies, (i) terminate Lender’s commitment to make loans or to extend other financial accommodations to the Company; (ii) declare the entire principal amount of all loans outstanding, all interest thereon, any unpaid fees immediately due and payable in full; (iii) notify Customers that the Accounts have been assigned to Lender and that Lender has a security interest therein, collect them directly, and charge the collection costs and expenses to the Company’s loan account; (iv) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell the Collateral; and/or (v) exercise any of the remedies available to Lender as a secured party under the Uniform Commercial Code. To the extent permitted by law, whenever there is a Default under the Agreement, the rate of interest on the unpaid principal balance shall, at the option of Lender, be increased by adding the default margin of 5.0% to the interest rate otherwise in effect.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events

On July 14, 2008, the Company issued a press release (the “Press Release”) regarding the Agreement described in Item 1.01 of this Current Report on Form 8-K. Further information is set forth in the Press Release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

10.1	Loan and Security Agreement between Reed’s Inc. and First Capital Western Region LLC dated May 30, 2008

99.1	Press Release dated July 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REED’S, INC.

Dated: July 16, 2008	By:	/s/ Christopher J. Reed
Christopher J. Reed President